Exhibit 23.3
Consent of Independent Registered Certified Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-8 No. 333-144040) pertaining to the 2007 Equity Incentive Plan of OPKO Health, Inc. and subsidiaries,

2.	Registration Statement (Form S-3 No. 333-189369) of OPKO Health, Inc. and subsidiaries,

3.	Registration Statement (Form S-3 No. 333-190360) of OPKO Health, Inc. and subsidiaries,

4.	Registration Statement (Form S-8 No. 333-190899) pertaining to the 2005 Stock Incentive Plan and 2007 Equity Incentive Plan of PROLOR Biotech, Inc. (formerly Modigene Inc.)

5.	Registration Statement (Form S-8 No. 333-190900) pertaining to the 2007 Equity Incentive Plan of OPKO Health, Inc. and subsidiaries, and

6.	Registration Statement (Form S-8 No. 333-206489) pertaining to the 2003 Employee Incentive Stock Option Plan of Bio-Reference Laboratories, Inc.;

of our report dated March 24, 2016 with respect to the financial statement schedule of OPKO Health, Inc. for the years ended December 31, 2015 and 2014 and the three years in the period ended December 31, 2015 included in this Annual Report (Amendment No. 1 on Form 10-K/A) for 2015 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Miami, Florida
March 24, 2016